Exhibit 99.2

For more information, contact:
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces Approval of Plan of Arrangement at Annual and Special Meeting of Securityholders

Santa Barbara, CA (August 8, 2006) — 724 Solutions Inc. (TSX: SVN; Pink Sheets: SVNX), a leading provider of next-generation IP-based network and data services, held its Annual and Special Meeting of Securityholders today in Santa Barbara, California.

In addition to electing the Company's board of directors and appointing the Company's auditors for the current fiscal year, the holders of the Company's common shares and the holders of options exercisable for common shares having an exercise price of less then US $3.34 per share voted to approve the previously announced plan of arrangement. Under the plan of arrangement, 724 Holdings, Inc., an affiliate of Austin Ventures, would acquire all of the outstanding common shares of the Company not owned by Austin Ventures and John J. Sims, the Company's Chief Executive Officer, for US $3.34 per share.

The arrangement was approved by 81.85% of the common shares and in-the-money options voted, voting together as a class, and by 72.88% of the common shares voted, excluding those held by Interested Persons (Joseph C. Aragona, John J. Sims, Austin Ventures VIII, L.P., Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P.).

The transaction, first announced by 724 Solutions and Austin Ventures on April 7, 2006, is now subject to obtaining the Final Order on the plan of arrangement from the Superior Court of Justice (Ontario) on August 14, 2006. Subject to obtaining the Final Order and satisfaction of all conditions to closing, the arrangement is expected to close on August 15, 2006.

Prior to the approval of the arrangement, the shareholders approved the continuance of the Company from the jurisdiction of the Canada Business Corporations Act to the Business Corporations Act (Ontario) (the "OBCA"). The Company has satisfied the requirements necessary to make the continuance effective.

The renewal of the Company's shareholder rights plan was not submitted for approval to the Company's shareholders at the meeting. Accordingly, the rights plan terminated in accordance with its terms as of the end of the meeting.

About 724 Solutions

724 Solutions Inc. (TSX: SVN; Pink Sheets: SVNX) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services. The Company's solutions enable the Unwired Lifestyle™, 724's vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice. 724 Solutions is a global company with development operations in Canada and Switzerland and with its corporate office in Santa Barbara, California. For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the "safe harbor" provisions of the Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, the Company's plans and prospects, and the Company's plans to complete the arrangement transaction. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results and events to differ materially from those projected or anticipated, including the risk and possibility that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or will deteriorate, and the risk that the plan of arrangement may not be approved by the court or close as planned. Additional information about these and other risks can be found in 724 Solutions' filings with the U.S. Securities and Exchange Commission and with the Canadian Securities Administrators, including in the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of its annual report on Form 10-K and its quarterly reports on Form 10-Q. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.